EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

                         MICHAEL JOHNSON & CO., LLC
                        CERTIFIED PUBLIC ACCOUNTANTS
                        9175 EAST KENYO AVE., SUITE 100
                            DENVER, COLORADO 80237

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of World Am Communications, Inc. on Form S-8 of our report dated March 29, 2003 relating to the financial statements of World Am Communications, Inc. appearing in the Company's Annual Report on Form 10-KSB and any amendments thereto for the year ended December 31, 2002.


BY: /s/Michael Johnson, CPA
DATE: